UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2010
Date of Report – (Date of earliest event reported)

CHINA INSONLINE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34113	74-2559866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong
(Address of Principal Executive Offices)

N/A
(Zip Code)

(011) 0852-25232986
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Event.

On June 1, 2010, China INSOnline Corp. (the “Company”) issued a press release announcing that it received a notification from The NASDAQ Stock Market, LLC (“NASDAQ”) on May 27, 2010 stating that the Company has regained its compliance with the NASDAQ Listing Rules (the “Rules”) in connection with a notification received by the Company from NASDAQ on May 25, 2010 regarding its non compliance with the Rules for continued listing due to the fact that the Company did not file its Form 10-Q for the period ended March 31, 2010 promptly on May 24, 2010. On May 27, 2010, the Company filed its Form 10-Q for the period ended March 31, 2010. In its notification dated May 27, 2010, NASDAQ stated that the staff of NASDAQ has determined that the Company has complied with the Rules. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

The information in this Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1                      Press Release Issued on June 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INSONLINE CORP.

Dated: June 1, 2010	By:	/s/ Junjun Xu
Name: Junjun Xu Title: Chief Executive Officer